Exhibit 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          COLONIAL DOWNS HOLDINGS, INC.


         By unanimous consent in writing dated the 10th day of February, 1997, the Board of Directors of Colonial Downs Holdings, Inc. (the "Corporation"), found that the following proposed Amendment to and Restatement of the Articles of Incorporation of the Corporation was in the best interests of the Corporation, and directed that it be submitted to a vote of the shareholders. The Amended and Restated Articles of Incorporation, as proposed by the Board of Directors (the "Board") and set forth below, were unanimously approved and adopted by the shareholders of the Corporation by consent in writing dated the 10th day of February, 1997.

         A. Corporate Name. The name of the corporation is Colonial Downs Holdings, Inc. (the "Corporation").

         B. Purposes and Powers. The purpose for which the Corporation is formed is to engage in any lawful business. In addition, the Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs.

         C. Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue, and the par value per share, are as follows:

          Class                   Par                  Number
       and Series                Value                of Shares
       ----------                -----                ---------

     Class A Common              $.01                 12,000,000
     Class B Common              $.01                  3,000,000

        Preferred                $.01                  2,000,000

         No holders of any class or series of stock shall have the preemptive right to acquire unissued shares of any class or series of stock of the Corporation. The Class A Common Stock and the Class B Common Stock are collectively referred to as the "Common Stock."

         D.       Class A Common Stock.

                  Voting Rights. Each holder of the Class A Common Stock shall be entitled to attend all special and annual meetings of the shareholders of the Corporation, together with the holders of all other classes of stock entitled to attend and vote at such meetings, to vote upon any matter or thing (including, without limitation, the election of one or more directors) properly


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considered and acted upon by the shareholders. Holders of the Class A Common
Stock are entitled to one vote per share.

                  Liquidation Rights. In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Common Stock, and holders of any class or series of stock entitled to participate therewith, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment to the holders of any class of stock having preference over the Class A Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled. The holders of Class A Common Stock and Class B Common Stock shall participate equally, on a per share basis, in any such distribution of such assets.

                  Dividends. Dividends may be paid on the Class A Common Stock and on any class or series of stock entitled to participate therewith when and as declared by the Board; provided that holders of the Class A Common Stock and Class B Common Stock will be entitled to participate equally, on a per share basis, in any dividend or other distribution declared or made by the Board in respect of the Common Stock. No dividend or other distribution shall be declared or made in respect of the Class A Common Stock unless at such time an equal (on a per share basis) dividend or distribution is declared and made in respect of the Class B Common Stock.

         E.       Class B Common Stock.

                  Voting Rights. Each holder of the Class B Common Stock shall be entitled to attend all special and annual meetings of shareholders of the Corporation, together with the holders of all other classes of stock entitled to attend and vote at such meetings, to vote upon any matter or thing (including without limitation, the election of one or more directors) properly considered and acted upon by the shareholders. Holders of the Class B Common Stock are entitled to five (5) votes per share generally, other than votes, approvals, or other consensual rights with respect to (i) a merger, consolidation, or other business combination of the Corporation or any of its material subsidiaries,
(ii) a sale of all or substantially all of the assets of the Corporation or any of its material subsidiaries, or (iii) amendments to the Corporation's Articles of Incorporation, as amended from time to time, or Bylaws, as amended from time to time, that alter or affect the voting rights of the holders of Class B Common Stock as to which, in each case, each holder of Class B Common Stock will be entitled to one vote per share.

                  Liquidation Rights. In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class B Common Stock, and the holders of any class or series of stock entitled to participate therewith shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Class B Common Stock in the event of dissolution,


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liquidation or winding up the full preferential amounts (if any) to which they are entitled. The holders of Class A Common Stock and Class B Common Stock shall participate equally, on a per share basis, in any such distribution of any such assets.

                  Dividends. Dividends may be paid on the Class B Common Stock, and any class or series of stock entitled to participate therewith when and as declared by the Board; provided that Holders of the Class A Common Stock and Class B Common Stock will be entitled to participate equally, on a per share basis, in any dividend or other distribution declared or made by the Board in respect of the Common Stock. No dividend or other distribution shall be declared or made in respect of the Class B Common Stock unless at such time an equal (on a per share basis) dividend or distribution is declared and made in respect of the Class A Common Stock.

                  Conversion into Class A Common Stock. Each holder of Class B Common Stock may, at its option, at any time convert any or all shares of Class B Common Stock of such holder into the same number of shares of Class A Common Stock upon presentation of certificates evidencing such shares of Class B Common Stock to the Corporation's stock transfer agent accompanied by a written conversion request.

                  Restrictions on Transfer. The Class B Common Stock may not be sold, assigned, pledged, hypothecated, or otherwise transferred to any person or entity other than any of CD Entertainment Ltd., Jeffrey P. Jacobs, or members of Mr. Jacobs' immediate family. A legend to such effect shall appear on each certificate evidencing shares of Class B Common Stock.

         F. Preferred Stock. The Board of Directors is authorized to have the Corporation issue one or more series of shares of Preferred Stock, and to provide for the designation, preferences, limitations and relative rights thereof. The Board of Directors can fix and determine, among other things: (i) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights; (ii) the rate or rates (which may be fixed or variable) at which dividends, if any, are payable on such series; (iii) whether the shares of such series shall be subject to redemption or repurchase by the Corporation; (iv) the amount or amounts payable upon shares of such series upon and rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, whether the shares of such series shall be subject to the operation of a retirement or sinking fund, and if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the repurchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof; and (v) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange.

         G. Certain Charter and Statutory Provisions. The number of Directors constituting the Board of Directors shall be not less than four nor greater than nine, as determined by resolution of the Board of Directors from time to time. The terms of the Directors shall be staggered by dividing the total number of Directors into three classes, as nearly equal in


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number as the total number of Directors constituting the Board then permits, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be. The terms of Directors in Class 1 shall expire at the first annual shareholders' meeting after their election (or until their respective successors are duly elected and qualified or until their earliest death, resignation, or removal); the terms of the Directors in Class 2 shall expire at the second annual shareholders' meeting after their election (or until their respective successors are duly elected and qualified or until their earliest death, resignation, or removal); and the terms of the Directors in Class 3 shall expire at the third annual shareholders' meeting after their election (or until their respective successors are duly elected and qualified or until their earliest death, resignation, or removal). Upon the expiration of the initial staggered term of each director, directors shall be chosen for a term of three years to succeed those whose terms expire.

         H. Limitation on Liability. In any proceeding brought in the right of the Corporation or by or on behalf of shareholders of the Corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence, or course of conduct shall not exceed one dollar, unless the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

         I. Repurchase Stock under the Virginia Horse Racing Act. The Corporation may purchase, upon a vote of a majority of its shareholders, at fair market value, as reasonably determined by the Board of Directors, any or the entire interest of any shareholder who is or becomes unqualified for such position under Section 59.1-379 of the Code of Virginia of 1950, as the same may be amended from time to time.

         J.       Indemnification of Directors, Officers and Others.

                  1. Indemnification. The Corporation shall indemnify an individual who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding. The Corporation shall also indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                           (1) he conducted himself in good faith; and

                           (2) he believed:

                                    (a) in the case of conduct in his official
capacity with the Corporation, that his conduct was in its best interests; and

                                    (b) in all other cases, that his conduct was
at least not opposed to its best interests; and

                           (3) in the case of any criminal proceeding, he had no
reasonable cause to believe his conduct was unlawful.


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                           A director's conduct with respect to an employee
benefit plan for a purpose he believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the Corporation.

                           The termination of a proceeding by judgment, order,
settlement, or conviction is not, of itself, determinative that the director did not meet the standard of conduct described in this Paragraph J of these Articles.

                           Notwithstanding the foregoing, the Corporation shall
not indemnify a director under this Paragraph J of these Articles:

                           (1) in connection with a proceeding by or in the
right of the Corporation in which the director is adjudged liable to the Corporation; or

                           (2) in connection with any other proceeding charging
improper personal benefit to him, whether or not involving action in his official capacity, in which he is adjudged liable on the basis that personal benefit was improperly received by him.

                           Indemnification granted under this Paragraph J of
these Articles in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding. The definitions as set forth in Section 13.1-696 of the Code of Virginia of 1950, as amended, as in effect from time to time, shall apply with respect to this Paragraph J.

                  2. Advance for Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                           (a) the director furnishes the Corporation a written
statement of his good faith belief that he has met the standard of conduct described in Section 1;

                           (b) the director furnishes the Corporation a written
undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

                           (c) a determination is made that the facts then known
to those making the determination would not preclude indemnification under
Article 10 of the Virginia Stock Corporation Act or Section 1 hereof.

                  3. Determination and Authorization of Indemnification. The Corporation shall not indemnify a director under Section 1 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances


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because he has met the standard of conduct set forth in Section 1. The determination shall be made:

                           (a) by the Board of Directors by a majority vote of a
quorum consisting of directors not at the time parties to the proceeding;

                           (b) if such a quorum cannot be obtained, by majority
vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate in such designation), consisting solely of two or more directors not at the time parties to the proceeding;

                           (c) by special legal counsel:

                                            (i) selected by the Board of
                           Directors or its committee in the manner prescribed in subsection (a) or (b) above;

                                            (ii) if such a quorum of the Board
                           of Directors cannot be obtained and such a committee cannot be designated, selected by a majority vote of the full Board of Directors, in which directors who are parties may participate in such selection; or

                           (d) by the shareholders, but shares owned by or voted
under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this Section 3 to select counsel.

         If a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, the determination that indemnification is permissible and the authorization of indemnification and evaluation as to the reasonableness of expenses in a specific case shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person.

                  4. Indemnification of Officers, Employees, Agents and Others. Each officer and employee of the Corporation shall be entitled to indemnification and advance expenses to the same extent as a director.

         The Corporation may, to a lesser extent or to the same extent that the Corporation is required to provide indemnification and make advances for expenses to its directors, provide indemnification and make advances and reimbursements for expenses to its agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person


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serving any other legal entity in any capacity at the request of the
Corporation, and may contract in advance to do so. The determination that indemnification under this paragraph is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law.

                  5. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 1.

                  6. Application. Indemnity hereunder shall continue as to a person who has ceased to have the capacity referred to above and shall inure to the benefit of the heirs, executors and administrators of such a person.



DATED:  February 27, 1997





                                        Jeffrey P. Jacobs, Chairman and CEO


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